Exhibit 99.1

NEWS RELEASE October 31, 2014

Contacts: Jay Brown, CFO
Son Nguyen, VP - Corporate Finance
FOR IMMEDIATE RELEASE	Crown Castle International Corp.
713-570-3050

CROWN CASTLE DECLARES

QUARTERLY COMMON STOCK DIVIDEND

October 31, 2014 - HOUSTON, TEXAS - As announced in Crown Castle International Corp.’s (NYSE: CCI) (“Crown Castle”) third quarter 2014 earnings release yesterday, Crown Castle’s Board of Directors has declared a quarterly cash dividend of $0.82 per common share. The quarterly dividend will be payable on December 31, 2014 to common stockholders of record at the close of business on December 19, 2014. Future dividends are subject to the approval of the Company’s Board of Directors.

ABOUT CROWN CASTLE

Crown Castle provides wireless carriers with the infrastructure they need to keep people connected and businesses running. With approximately 40,000 towers and 14,000 small cell nodes supported by approximately 6,000 miles of fiber, Crown Castle is the nation’s largest provider of shared wireless infrastructure with a significant presence in the top 100 US markets. In addition, Crown Castle operates approximately 1,800 towers in Australia. For more information on Crown Castle, please visit www.crowncastle.com.

The Foundation for a Wireless World.

CrownCastle.com